EX-99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

John J. Feeney, Jr., President, and Thomas F. Doodian, Treasurer, of RMK STRATEGIC INCOME FUND, INC. (the “Fund”), each certify as evidenced below that:

1.	The N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: December 10, 2008	/s/ John J. Feeney, Jr.
John J. Feeney, Jr.
President
RMK STRATEGIC INCOME FUND, INC.

Dated: December 10, 2008	/s/ Thomas F. Doodian
Thomas F. Doodian
Treasurer
RMK STRATEGIC INCOME FUND, INC.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to RMK STRATEGIC INCOME FUND, INC. and will be retained by RMK STRATEGIC INCOME FUND, INC. and furnished to the Securities and Exchange Commission or its staff upon request.